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                                                                     EXHIBIT 2.3

                                 AMENDMENT NO. 2
                                       TO
                            STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of April 1, 2004, between CALIPER LIFE SCIENCES, INC. (formerly Caliper Technologies Corp.), a Delaware corporation (the "Buyer"), BERWIND CORPORATION, a Pennsylvania corporation ("Berwind") and THE BERWIND COMPANY LLC, a Delaware limited liability company (the "Seller").

                                    RECITALS

         A. The Buyer, Berwind and the Seller are parties to that certain Stock Purchase Agreement dated as of June 9, 2003, as amended on July 10, 2003 (the "Purchase Agreement"). Any capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Purchase Agreement.

         B. The parties desire to amend the Purchase Agreement as set forth herein to change the definition of "Consolidated Backlog"

                                    AGREEMENT

         The parties to this Amendment, intending to be legally bound, agree as follows:

1.       AMENDMENT OF PURCHASE AGREEMENT.

         1.1      AMENDMENT OF SECTION 1.1(a).

The definition of "Consolidated Backlog" set forth in Section 1.1(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         ""Consolidated Backlog" means, as of any given date, the dollar amount of the backlog from the sale, as of such date, of (i) Earn Out Products and (ii) Earn Out Services, in each case as determined on a consolidated basis and in accordance with the methodologies and policies of Zymark as of the Closing Date consistently applied."

         1.2 NO OTHER AMENDMENTS. Except as it has been specifically amended pursuant to Section 1.1, the Purchase Agreement shall from and after the date hereof continue in full force and effect.

2.       ADDITIONAL PROVISIONS.

         2.1 ENTIRE AGREEMENT AND MODIFICATION. The Purchase Agreement, including the schedules and exhibits thereto, the Confidentiality Agreement and this Amendment set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the
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subject matter hereof and thereof. The Purchase Agreement, as amended by this
Amendment, may not be further amended except by a written agreement executed in accordance with Section 8.6 of the Purchase Agreement.

         2.2 SEVERABILITY. If any provision of this Amendment or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         2.3 HEADINGS. The headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

         2.4 COUNTERPARTS AND EXCHANGES BY FAX. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Amendment.

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                                       2
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         The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first above mentioned.

                                 CALIPER LIFE SCIENCES, INC.

                                 By: /s/ Stephen Creager
                                     --------------------------------------
                                 Name: Stephen E. Creager
                                 Title: Vice President & General Counsel

                                 THE BERWIND COMPANY LLC

                                 By: /s/ Van Billet
                                     ----------------------------------------
                                 Name:Van Billet
                                 Title: Vice President & CFO

                                 BERWIND CORPORATION

                                 By: /s/ Van Billet
                                    -----------------------------------------
                                 Name: Van Billet
                                 Title: Vice President & CFO